Exhibit 10.5

WARRANT PURCHASE AGREEMENT

January 18, 2008

To the Board of Directors of

Opportunity Acquisition Corp.:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase four million warrants (the “Private Placement Warrants”) at $1.00 per Private Placement Warrant, of Opportunity Acquisition Corp., a Delaware corporation (the “Company”), for an aggregate purchase price of $4,000,000.00 (the “Purchase Price”). Each Warrant is initially exercisable for one share of the Company’s common stock, par value $0.001 per share, (“Common Stock”), at an initial exercise price of $7.50 per share. The purchase and issuance of the Private Placement Warrants shall occur immediately prior to the consummation of the Company’s initial public offering of securities (“IPO”) which is being lead managed by Banc of America Securities LLC (the “Underwriter”). The Private Placement Warrants will be sold to the undersigned on a private placement basis and not as part of the IPO (the “Offering”).

At least 24 hours prior to the effective date of the registration statement filed by the Company in connection with the IPO (the “Registration Statement”), the undersigned shall deliver the Purchase Price to American Stock Transfer & Trust Company (“AST”) to hold in an account until the Company consummates the IPO. Simultaneously with the consummation of the IPO, AST shall deposit the Purchase Price, without interest or deduction, into the trust fund established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement, pursuant to the terms of an Investment Management Trust Agreement (or similar agreement) to be entered into between the Company and AST. Simultaneously with the consummation of the IPO, the Company shall issue to the undersigned a warrant certificate or certificates (or, if not certificated, provide documentation reflecting the registration in the name of the undersigned on the warrant ledgers of the Company) representing such fully paid and non-assessable Private Placement Warrants. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to AST, AST shall return the Purchase Price to the undersigned, without interest or deduction.

The undersigned represents and warrants that it has been advised that the Private Placement Warrants and the Warrant Shares (as hereafter defined) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction; that it is acquiring the Private Placement Warrants and the Warrant Shares for its own account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Private Placement Warrants in violation of the Securities Act or any other securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition, and affairs of the Company.

The undersigned agrees that it shall not sell or transfer the Private Placement Warrants or any shares of Common Stock issuable upon exercise of the Private Placement Warrants (except to permitted transferees upon execution of an agreement by the transferee to be bound by the restrictions contained in this paragraph) until the date on which the Company consummates a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination with an operating business (as more fully described in the Registration Statement) (a “Business Combination”) and acknowledges that the certificates for such Private Placement Warrants shall contain a legend indicating such restriction on transferability (in addition to any other legend which may be required by other agreements between the parties hereto). Such legend will be in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

“THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF             , 2008, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

In connection with the Warrants purchased pursuant to this agreement, the undersigned hereby waives any and all right, title, interest, or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination and agrees that neither the Warrants nor the Warrant Shares shall be entitled to any such liquidating distributions. For purposes of clarity, in the event the undersigned purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any such liquidating distributions by the Company. The undersigned acknowledges and agrees that any such shares of Common Stock purchased by the undersigned prior to this private placement or pursuant to an exercise of Warrants purchased in this private placement will be voted in accordance with the majority of the shares voted by the public stockholders.

The undersigned acknowledges that the Warrants shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 24 months from the consummation of the IPO.

The undersigned understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Warrants. In this regard, if the offering of the units in the Company’s IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the undersigned may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders, and the trust account from claims that may adversely affect the Company or the interests of its stockholders, the undersigned hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue, or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. The undersigned acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Warrants to the undersigned. The undersigned agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities, and damages, whether compensatory, consequential, or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing, or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

The undersigned acknowledges that the Warrants are similar to the warrants included in the units offered in the IPO, except that: the Warrants (i) will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (ii) are not subject to redemption by the Company. The shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”) will be granted certain registration rights. In addition, in the event that a registration statement with respect to the Warrant Shares is not effective under the Securities Act, the undersigned shall not be entitled to exercise the Warrants and such Warrants may have no value and expire worthless. The undersigned acknowledges that in no event will the Company be required to net cash settle the Warrant exercise.

The undersigned is familiar with the provisions of Rule 144 under the Securities Act (as in effect from time to time, “Rule 144”), which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Warrants and the Warrant Shares under the Securities Act, the Warrants and the Warrant Shares may be resold by the undersigned only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the undersigned has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

The undersigned further understands that, at the time the undersigned wishes to sell the Warrants and the Warrant Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Warrants and the Warrant Shares under Rule 144 even if the minimum holding period requirement had been satisfied. The undersigned understands that, under current interpretations, the undersigned may be considered a promoter of the Company and understands that it is the position of the Securities and Exchange Commission (“SEC”) that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

The undersigned has the full right, power and authority to enter into this agreement and this agreement is a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

The undersigned acknowledges and agrees that the Private Placement Warrants will be issued pursuant to a warrant agreement between the Company and a warrant agent named therein.

This agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware.

This agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, provided, however, that the undersigned shall not have the right to assign any of its rights hereunder to purchase Warrants to any other person except its permitted transferees upon execution of an agreement by the transferee to be bound by the restrictions contained herein.

The terms of this agreement, including the restrictions on transfers with respect to the Private Placement Warrants, may not be amended without the prior written consent of Banc of America Securities LLC.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

JMP GROUP INC.

By:	/s/ Joseph A. Jolson
Name:	Joseph A. Jolson
Its:	Chairman and Chief Executive Officer

Agreed to:

Opportunity Acquisition Corp.

By:	/s/ Joseph A. Jolson
Name:	Joseph A. Jolson
Title:	Chairman and Chief Executive Officer

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